UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2011
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463

(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
249 East Grand Avenue
South San Francisco California, 94080
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 266-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
     In April 2011, Onyx Pharmaceuticals, Inc., or Onyx, consolidated its facilities and moved to its new company headquarters at 249 East Grand Avenue, South San Francisco, California. As a result, on May 26, 2011, Onyx ceased the use of facilities it previously occupied at 2100 Powell Street, Emeryville, California under a sublease with Oracle USA Inc., dated August 5, 2004, as amended November 3, 2006, and a portion of its facilities at 333 Allerton Avenue, South San Francisco, California under a lease with Bayside Area Development, LLC dated June 26, 2007, as amended January 18, 2008. In connection with its exit from these facilities, Onyx expects to incur total charges of approximately $11.7 million, which includes $9.6 million in facility-related costs, primarily rent due under the remaining terms of the relevant sublease and lease, which run through 2013 and 2014 respectively; $0.6 million in other related exit costs and a $1.5 million write-off of remaining fixed assets. The estimated costs disclosed are based on a number of assumptions, and actual results could materially differ.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
          At the 2011 annual meeting of stockholders of Onyx held on May 26, 2011, the stockholders approved an amendment to Onyx’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares pursuant to a Certificate of Amendment of Amended and Restated Certificate of Incorporation, or Certificate of Amendment. On May 26, 2011, Onyx filed the Certificate of Amendment with the Secretary of State of the State of Delaware. Onyx’s Board of Directors previously approved the Certificate of Amendment.
          The description of the amendment to Onyx’s Certificate of Incorporation above is qualified in its entirety by reference to the copy of the Certificate of Amendment attached hereto as Exhibit 3.5 and incorporated herein by reference.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
          At the 2011 annual meeting of stockholders of Onyx held on May 26, 2011, the stockholders approved the five proposals listed below. The proposals are described in detail in the Proxy Statement filed with the SEC on April 12, 2011. The results of the matters voted upon at the meeting were:
(1)	All of the nominees of the Board of Directors were elected to serve until Onyx’s annual stockholders’ meeting in 2014. The nominees were: N. Anthony Coles, M.D.; 47,462,759 shares of common stock voted for, none against, 3,122,813 withheld, and 5,547,527 broker non-votes; Magnus Lundberg; 47,714,049 shares of common stock voted for, none against, 2,871,523 withheld, and 5,547,527 broker non-votes; and William R. Ringo; 48,784,056 shares of common stock voted for, none against, 1,801,516 withheld, and 5,547,527 broker non-votes.

The term of office of directors Paul Goddard, Ph.D., Antonio J. Grillo-López, M.D., and Wendell Wierenga, Ph.D. continues until Onyx’s annual stockholders’ meeting in 2012. The term of office of directors Corinne H. Nevinny and Thomas G. Wiggans continues until Onyx’s annual stockholders’ meeting in 2013.

(2)	The stockholders approved an amendment to Onyx’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares: 40,366,734 shares of common stock voted for, 15,662,079 against, 104,286 abstaining, and zero broker non-votes.

(3)	The stockholders approved, on an advisory basis, the 2010 compensation of Onyx’s named executive officers as disclosed in the Proxy Statement: 40,696,165 shares of common stock voted for, 9,847,053 against, 42,354 abstaining, and 5,547,527 broker non-votes.

(4)	The stockholders indicated, on an advisory basis, once every one year as the preferred frequency of stockholder advisory votes on the compensation of Onyx’s named executive officers: 45,893,433 shares of common stock voted for a frequency of once every year, 27,035 for a frequency of once every two years, 4,634,170 for a frequency of once every three years, 30,934 abstaining and 5,547,527 broker non-votes.

(5)	The stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst &Young LLP as Onyx’s independent registered public accounting firm for the fiscal year ending December 31, 2011: 49,245,678 shares of common stock voted for, 6,857,895 against, 29,526 abstaining and zero broker non-votes.
Based on the results of proposal 4, and consistent with the recommendation of Onyx’s Board of Directors, Onyx has determined that it will hold a non-binding, advisory vote to approve the compensation of its named executive officers every year.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation